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                                                                      EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------

Household International, Inc.:

As independent public accountants, we hereby consent to the incorporation of our report dated January 14, 2002, included in this Annual Report on Form 10-K of Household International, Inc. for the year ended December 31, 2001, into the Company's previously filed Registration Statements No. 2-86383, No. 33-21343, No. 2-97495, No. 33-45454, No. 33-45455, No. 33-52211, No. 33-58727, No.
333-00397, No. 33-44066, No. 333-03673, No. 333-39639, No. 333-58287, No.
333-58289, No. 333-58291, No. 333-47073, No. 333-36589, No. 333-30600, No.
333-50000, No. 333-70794, No. 333-71198 and No. 333-83474 on Form S-8 and
Registration Statements No. 333-60510, No. 333-65679, and No. 333-01025 on Form S-3. It should be noted that we have not audited any financial statements of the company subsequent to Decemebr 31, 2001 or performed any audit procedures subsequent to the date of our report.


/s/ Arthur Andersen
Chicago, Illinois
March 13, 2002